Exhibit 10.3
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between Taylor Morrison, Inc., a Delaware corporation (the “Company”), and Darrell Sherman (the “Executive”), effective as of July 26, 2022.

    WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Employment Agreement, effective as of October 12, 2021 (the “Employment Agreement”); and

    WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Amendment, the parties hereby agree as follows, effective as of the date hereof:

1.Modification of Company Obligations upon Termination of Employment. Section 5(b) of the Employment Agreement (Termination without Cause or Resignation with Good Reason) is amended by adding a new subsection (v) that reads as follows:

“(v)    if such termination is a CIC Qualifying Termination, then the Company shall pay the Executive a prorated portion of the annual profit sharing program bonus payable with respect to the calendar year in which such termination occurs, determined on a daily basis, based solely on the actual level of achievement of the applicable performance goals for such year, and payable if and when annual profit sharing program bonuses are paid to other senior executives of the Company with respect to such year;”

2.Except as set forth in this Amendment, all terms of the Employment Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

3.Section 13 (Governing Law) and Section 21 (Dispute Resolution) of the Employment Agreement are incorporated by reference, mutatis mutandis, as though fully set forth herein.

4.This Amendment may be executed in multiple counterparts (and may be delivered by facsimile or in portable document format (.pdf)), each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been executed by the Company by its duly authorized representative, and by the Executive, as of the date first above written.

EXECUTIVE                        TAYLOR MORRISON, INC.

/s/ Darrell C. Sherman                     By: /s/Sheryl D. Palmer
Darrell Sherman                     Name: Sheryl Palmer
                             Title: Chairman, President & CEO